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                                                               Exhibit 10.52 (a)


                   [Letterhead of Empire Carpet Corporation]

                                                January 17, 1978

Miss Erika, Inc.
1410 Broadway
New York, N.Y.

Attention:  Mr. Allen Guttman

Dear Mr. Guttman:

            This letter is to act as a three-year extension of the Agreement of Lease between the Empire Carpet Corporation as Landlord and Miss Erika, Inc. as Tenant that was dated the first day of April 1975.

            All conditions of that Lease will remain in effect except the rent for the first year (April 1, 1978 through March 31, 1979) will be Forty-nine thousand six hundred eighty ($49,680.00) dollars, payable in equal monthly installments of Four thousand one hundred forty ($4,140.00) dollars in advance.

            The second year rate will be Fifty-one thousand eight hundred forty ($51,840.00) dollars payable in equal monthly installments of Four thousand three hundred twenty (4,320.00) dollars.

            The third year rental will be Fifty-four thousand ($54,00.00) dollars payable in equal monthly installments of Four thousand five hundred ($4,500.00) dollars.

            The security deposit made April 1, 1975 in the amount of $6,300.00 was diminished by $3,150.00 on the eighteenth month of your original Lease. The remaining $3,150.00 will remain with Empire as a security deposit on this three-year extension.

            You may execute this as a contract by signing below and returning the original and two copies to the undersigned.


                                                Very truly yours,


                                                /s/ Frank G. Hoylman

                                                Frank G. Hoylman
                                                President

MISS ERIKA, INC.


By /s/ [ILLEGIBLE]
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Title Treasurer
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